SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 January 9, 2004
                ________________________________________________
                Date of Report (Date of Earliest Event Reported)


                         Petrie Stores Liquidating Trust
                ________________________________________________
               (Exact Name of Registrant as Specified in Charter)


    New York                            0-3777                 22-6679945
__________________                 ______________             _____________
(State or Other Jurisdiction      (Commission File            (IRS Employer
   of Incorporation)                   Number)              Identification No.)


                                  201 Route 17
                                    Suite 300
                          Rutherford, New Jersey 07070
               ___________________________________________________
              (Address of Principal Executive Offices and Zip Code)

                                 (201) 635-9637
               ___________________________________________________
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
            ________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.      Other Events.

                  On January 9, 2004, Petrie Stores Liquidating Trust (the "Liquidating Trust") announced that it will make a distribution of a total of $20,940,095 in cash on January 30, 2004 to the holders of its units of beneficial interest. In the distribution, unit holders will receive $0.40 in cash for each unit of beneficial interest held of record at the close of business on January 20, 2004. After giving effect to the distribution, the Liquidating Trust will hold approximately $44 million in cash and cash equivalents. In connection with the distribution, the Liquidating Trust and Toys "R" Us, Inc. ("Toys 'R' Us") agreed to terminate the Liquidating Trust's obligation to provide notice to Toys "R" Us (and an opportunity for Toys "R" Us to object) prior to making any additional distributions.

                  The text of the press release announcing the distribution is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7.     Financial Statements, Pro forma Financial Information and Exhibits.

              (c) Exhibits.

                  99.1 Press Release, dated January 9, 2004, of the Liquidating Trust.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 9, 2004

                                      PETRIE STORES LIQUIDATING TRUST


                                      By:  /s/ Stephanie R. Joseph
                                         ------------------------------------
                                           Name: Stephanie R. Joseph
                                           Title: Manager and Chief Executive
                                                    Officer

                                  EXHIBIT INDEX


Exhibit       Description

99.1          Press Release, dated January 9, 2004, of the Liquidating Trust.